SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 25, 2003 (November 25, 2003)

DIGITAL INSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27459	77-0493142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (818) 871-0000

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On November 25, 2003, Digital Insight Corporation (“Digital Insight” or the “registrant”) completed its acquisition of all of the outstanding shares of capital stock of Magnet Communications, Inc. (“Magnet”) in a forward triangular merger pursuant to the Agreement and Plan of Merger, dated October 23, 2003 (the “Merger Agreement”), among Digital Insight, Mureau Acquisitions LLC, a wholly owned subsidiary of Digital Insight (“Mureau”), and Magnet.

Digital Insight paid $33.5 million and issued 1.45 million shares of its common stock in the acquisition. The purchase price was determined through arms-length negotiations between Digital Insight and Magnet, taking into account the value of companies comparable to Magnet. Both Digital Insight and Magnet engaged financial advisors to assist them in determining a fair and reasonable price for the acquisition.

The funds used by Digital Insight to pay the cash portion of the purchase price came from Digital Insight’s working capital.

Magnet is a privately held company based in Atlanta, Georgia, that provides online cash management and business banking solutions to large and mid-size financial institutions.

The Merger Agreement and the press release dated November 25, 2003, filed as Exhibit 2.1 and 99.1 to this report, are incorporated herein by reference. The forgoing is qualified in its entirety by reference to such documents.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The financial statements required by this Item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment to this report not later than February 9, 2004.

(b)	Pro forma financial information.

Pro forma financial information required by this Item is not included in this initial report on Form 8-K. Such pro forma financial information will be filed by amendment to this report not later than February 9, 2004.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated October 23, 2003, among Digital Insight Corporation, Mureau Acquisitions LLC and Magnet Communications, Inc. (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K dated October 23, 2003).

99.1	Press release, dated November 25, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL INSIGHT CORPORATION

Date: November 25, 2003	By:	/s/ ELIZABETH S.C.S. MURRAY

Elizabeth S.C.S. Murray Chief Financial Officer

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EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated October 23, 2003, among Digital Insight Corporation, Mureau Acquisitions LLC and Magnet Communications, Inc. (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K dated October 23, 2003).

99.1	Press release, dated November 25, 2003.

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